Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MetaStat, Inc. (the “Company”) on Form 10-K for the period ended February 29, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas A. Hamilton, the President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Douglas A. Hamilton
Douglas A. Hamilton
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

May 27, 2016